                         Consent of Independent Auditors



We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated February 23, 2001 with respect to the financial statements of Farm Bureau Life Variable Account and February 5, 2001 with respect to the financial statements and schedules of Farm Bureau Life Insurance Company, in Post-Effective Amendment No. 2 to the Registration Statement (Form S-6 No. 333-31444) and related Prospectus of Farm Bureau Life Variable Account (Flexible Premium Last Survivor Variable Life Insurance Policy) dated May 1, 2001.


                                                        /s/ Ernst & Young LLP

Des Moines, Iowa
April 24, 2001